Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release www.aig.com	Contacts: Quentin McMillan (Investors): quentin.mcmillan@aig.com Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Reference Yields and Total Consideration for its Tender Offers for Certain Outstanding Notes

NEW YORK, November 17, 2021 – American International Group, Inc. (NYSE: AIG) today announced the pricing terms for each series of the Fixed Spread Notes included in its previously announced tender offers (the “Offers”) to purchase outstanding notes of the series listed in the table below (collectively, the “Notes”) for cash up to a maximum $1.0 billion aggregate amount of Total Consideration (as defined below), excluding the Accrued Coupon Payment (as defined below). The Offers are being made pursuant to AIG’s Offer to Purchase, dated November 8, 2021 (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms and conditions of each Offer, and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Set forth below are the applicable Reference Yields and Total Consideration for each series of Fixed Spread Notes, as calculated at 10:00 a.m. today, November 17, 2021, in accordance with the Offer to Purchase.

Acceptance Priority Level(1)	Title of Security	Original Issuer	CUSIP/ISIN	Par Call Date(2)	Maturity Date	Principal Amount Outstanding (millions)	Reference Security(3)	Reference Security Yield	Fixed Spread (basis points)(3)	Bloomberg Reference Page	Total Consideration (2)(3)
1	5.750% Series A-2 Junior Subordinated Debentures Due 2037	AIG	026874BF3 / XS0291641420	March 15, 2017	March 15, 2037	£59	—	—	—	—	£975.00
2	4.875% Series A-3 Junior Subordinated Debentures Due 2037	AIG	026874BG1 / XS0291642154	March 15, 2017	March 15, 2037	€163	—	—	—	—	€977.50
3	7.05% Notes Due 2025	SunAmerica Inc.(4)	86703QBJ9 / US86703QBJ94	N/A	December 1, 2025	$12	1.125% UST due 10/31/2026	1.254%	0 bps	FIT1	$1,227.26
4	7.00% Notes Due 2026	SunAmerica Inc.(4)	86703QBN0 / US86703QBN07	N/A	February 13, 2026	$8	1.125% UST due 10/31/2026	1.254%	0 bps	FIT1	$1,236.20
5	8.125% Debentures Due 2023	SunAmerica Inc.(4)	866930AB6 / US866930AB63	N/A	April 28, 2023	$62	0.375% UST due 10/31/2023	0.518%	0 bps	FIT1	$1,109.11
6	8.875% Senior Notes Due 2040	Validus	91915WAB8 / US91915WAB81	N/A	January 26, 2040	$250	1.750% UST due 8/15/2041	2.073%	165 bps	FIT1	$1,676.21
7	6.250% Series A-1 Junior Subordinated Debentures Due 2037	AIG	026874BE6 / US026874BE68	N/A	March 15, 2037	$107	—	—	—	—	$1,200.00
8	8.175% Series A-6 Junior Subordinated Debentures Due 2058	AIG	026874BS5 / US026874BS54	May 15, 2038	May 15, 2058	$438	—	—	—	—	$1,500.00
9	6.250% Notes Due 2036	AIG	026874AZ0 / US026874AZ07	N/A	May 1, 2036	$818	1.250% UST due 8/15/2031	1.610%	125 bps	FIT1	$1,398.93
10	6.820% Notes Due 2037	AIG	026874CW5 / US026874CW57	N/A	November 15, 2037	$177	1.750% UST due 8/15/2041	2.073%	130 bps	FIT1	$1,423.30
11	4.200% Notes Due 2028	AIG	026874 DK0 / US026874DK01	January 1, 2028	April 1, 2028	$750	1.250% UST due 8/15/2031	1.610%	25 bps	FIT1	$1,134.70
12	4.250% Notes Due 2029	AIG	026874 DN4 / US026874DN40	December 15, 2028	March 15, 2029	$600	1.250% UST due 8/15/2031	1.610%	45 bps	FIT1	$1,143.44
13	5.00% Notes Due 2023	AIG	XS0252367775	N/A	April 26, 2023	£500	0.125% UKT 01/31/2023	0.455%	35 bps	FIT GLT0-10	£1,059.45
14	4.700% Notes Due 2035	AIG	026874 DE4 / US026874DE41	January 10, 2035	July 10, 2035	$500	1.250% UST due 8/15/2031	1.610%	120 bps	FIT1	$1,206.45
15	4.125% Notes Due 2024	AIG	026874CY1 / US026874CY14	N/A	February 15, 2024	$1,000	0.625% UST due 10/15/2024	0.829%	15 bps	FIT1	$1,069.49

(1)	Subject to the satisfaction or waiver of the conditions of the Offers described in the Offer to Purchase, if the Maximum Purchase Condition is not satisfied with respect to every series of Notes, AIG will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in the table above (with 1 being the highest Acceptance Priority Level and 15 being the lowest Acceptance Priority Level). It is possible that a series of Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.
(2)	For each series of Fixed Spread Notes in respect of which a par call date is indicated, the calculation of the applicable Total Consideration will be performed taking into account such par call date. See Annexes A-1 and A-2 to the Offer to Purchase for an overview of the calculation of the Total Consideration (including the par call detail) with respect to the Fixed Spread Notes.
(3)	The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000, €1,000 or £1,000 principal amount of such series of Notes validly tendered for purchase. In the case of the Fixed Spread Notes, the Total Consideration has been calculated based on the fixed spread specified in the table above for such series of Fixed Spread Notes, plus the yield of the specified Reference Security for that series as quoted on the Bloomberg reference page specified in the table above as of 10:00 a.m. (Eastern time). The Total Consideration does not include the applicable Accrued Coupon Payment, which will be payable in cash in addition to the applicable Total Consideration.
(4)	The current obligor for this series of Notes is American International Group, Inc. (as successor to SunAmerica Inc.).

FOR IMMEDIATE RELEASE

Each Offer will expire at 5:00 p.m. (Eastern time) on November 17, 2021, unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). Notes may be validly withdrawn at any time at or prior to 5:00 p.m. (Eastern time) on the Expiration Date but not thereafter, unless extended by AIG.

For Holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Tender Offer Documents, the deadline to validly tender Notes using the Guaranteed Delivery Procedures will be the second business day after the Expiration Date and is expected to be 5:00 p.m. (Eastern time) on November 19, 2021 (the “Guaranteed Delivery Date”).

The “Initial Settlement Date” will be the second business day after the Expiration Date and is expected to be November 19, 2021. The “Guaranteed Delivery Settlement Date” will be the second business day after the Guaranteed Delivery Date and is expected to be November 23, 2021.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Notes are accepted for purchase in the Offers will receive the applicable Total Consideration for each $1,000, €1,000 or £1,000 principal amount of such Notes in cash on the Initial Settlement Date or Guaranteed Delivery Settlement Date, as applicable.

In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase will receive a cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the Initial Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers and Holders whose Notes are tendered pursuant to the Guaranteed Delivery Procedures and are accepted for purchase will not receive payment in respect of any interest for the period from and including the Initial Settlement Date.

AIG has retained Barclays Capital Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC to serve as Lead Dealer Managers and ANZ Securities, Inc., nabSecurities, LLC and Standard Chartered Bank to serve as Co-Dealer Managers for the Offers and has retained Ipreo LLC to serve as the tender and information agent for the Offers. Requests for documents may be directed to Ipreo LLC by telephone at (888) 593-9546 (toll free) or (212) 849-3880 (for banks and brokers) or by email at ipreo-tenderoffer@ihsmarkit.com. Questions regarding the Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); BNP Paribas Securities Corp. at (888) 201-4358 (toll free) or (212) 841-3059 (collect); or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4756 (collect).

FOR IMMEDIATE RELEASE

The Offers are subject to the satisfaction of certain conditions. AIG may terminate or alter any or all of the Offers and is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to applicable laws. The Offers are not conditioned on the tender of a minimum principal amount of Notes.

Beneficial owners of Notes are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that beneficial owner to be able to participate in, or withdraw their instruction to participate in, an Offer before the deadlines specified in this press release. The deadlines set by any such intermediary and the applicable clearing system for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified in this press release.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers are made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of AIG, the dealer managers or the tender and information agent makes any recommendations as to whether Holders should tender their Notes pursuant to the Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

###

Certain statements in this press release, including those describing the completion of the Offers, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

###

American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide a wide range of property casualty insurance, life insurance, retirement solutions, and other financial services to customers in approximately 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

 3